Exhibit 10.5

REGULATION S STOCK PURCHASE AGREEMENT

This Regulation S Stock Purchase Agreement (“Agreement”), is dated as of 14 January, 2011 between Andain, Inc., a Nevada corporation having offices at  5190 Neil Road, Suite 430, Reno, Nevada 89504 (“Company”), and 1568934 Ontario Limited (“Purchaser”).

ARTICLE  I
PURCHASE, SALE AND TERMS OF SHARES

1.1           The Shares. The Company agrees to issue and sell to the Purchaser in an offshore transaction negotiated outside the U.S. and to be consummated and closed outside the U.S. and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company two hundred sixty six thousand six hundred sixty-seven (266,667) shares (“Shares”) of the Company’s common stock (“Common Stock”) at a per share purchase price which shall be Seventy-Five Cents ($0.75) per share (“Purchase Price”).  The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this subscription for the Shares, in whole or in part, prior to receipt by the Company of the Purchase Price, or any applicable portion thereof, as set forth in Section 1.3.

1.2.           Payment of Purchase Price; Closing.  The transaction will be closed in Tel-Aviv, Israel and the Purchaser will pay the purchase price and the Company will issue and transfer the Shares certificate(s) to the Purchaser within five (5) business days as of this agreement.

1.3.           Representations by the Purchaser.  The Purchaser makes the following representations and warranties to the Company:

(a)           Access to Information.  The Purchaser, in making the decision to purchase the Shares, has relied solely upon independent investigations made by it and/or its representatives, if any.  The Purchaser and/or its representatives during the course of this transaction, and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the offering of the Shares and to receive any additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.

(b)           Sophistication and Knowledge. The Purchaser and/or its representatives has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Shares.  The Purchaser is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only the Purchaser's own advisor(s). The Purchaser represents that it has not been organized for the purpose of acquiring the Shares.

(c)           Lack of Liquidity.  The Purchaser acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment.  The Purchaser has no present need for liquidity in connection with its purchase of the Shares.

(d)           No Public Solicitation. The Purchaser is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any US newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.  Neither the Company nor the Purchaser has engaged in any ‘Directed Selling Efforts in the U.S.’ as defined in Regulation S promulgated by the SEC under U.S. securities laws.

(e)           Authority.  The Purchaser has full right and power to enter into and perform pursuant to this Agreement and make an investment in the Company, and this Agreement constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms. The Purchaser is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Agreement

(f)           Regulation S Exemption.  The Purchaser understands that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act of 1933, as amended (“Securities Act”) and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.  In this regard, the Purchaser represents, warrants and agrees that:

                (i)        The Purchaser is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company.  A U.S. Person means any one of the following:
any U.S. Citizen

any natural person resident in the United States of America;

any partnership or corporation organized or incorporated under the laws of the United States of America;

any estate of which any executor or administrator is a U.S. person;

any trust of which any trustee is a U.S. person;

any agency or branch of a foreign entity located in the United States of America;

any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

any partnership or corporation if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(2)   formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)           At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

(iii)           The Purchaser will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (“Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv)           The Purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(v)           The Purchaser has not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi)           Neither the Purchaser nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to U.S. Citizens with respect to the Shares and the Purchaser, being purchased pursuant to this Agreement and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii)           The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)           Neither the Purchaser nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares.  The Purchaser agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only incompliance with any local applicable securities laws.

(ix)           Each certificate representing the Shares shall be endorsed with the following legends:

“THE SHARES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Any other legend required to be placed thereon by applicable federal or state securities laws.

          (x)           The Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Section 1.4.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as follows:

        2.1           Organization and Standing of the Company.  The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement and other instruments, agreements and documents contemplated herein (together with this Agreement, the “Transaction Documents”), to issue, sell and deliver the Shares and to perform its other obligations pursuant hereto.  The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

2.2           Corporate Action.  The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.  The Shares have been duly authorized.  The issuance, sale and delivery of the Shares have been duly authorized by all required corporate action on the part of the Company.  The Shares, when issued and paid for in accordance with the Transaction Documents, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as expressly set forth in the Transaction Documents.

2.3           Governmental Approvals.  No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Shares, or for the performance by the Company of its obligations under the Transaction Documents except for any filings required by applicable securities laws.

        2.4           Litigation. Except as set forth on Schedule 2.4, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets, nor, to the best knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted.  The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency, which such default might have a material adverse effect on the business, assets, liabilities, operations, Intellectual Property Rights, (as defined hereinafter) management or financial condition of the Company.  There are no actions or proceedings pending or, to the Company’s knowledge, threatened (or any basis therefor known to the Company) against the Company which might result, either in any case or in the aggregate, in any material adverse change in the business, operations, Intellectual Property Rights, affairs or financial condition of the Company or in any of its properties or assets, or which might call into question the validity of any of the Transaction Documents, any of the Shares, or any action taken or to be taken pursuant hereto or thereto.

2.5           Compliance with Other Instruments.  The Company is in compliance in all respects with its Certificate of Incorporation and Bylaws, each as amended and/or restated to date, and in all respects with the material terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject.  The Company is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject.  Neither the execution and delivery of the Transaction Documents nor the issuance of the Shares, nor the consummation or performance of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of, create a conflict with, trigger any “change of control” or other right of any person under, or require any consent, waiver, release or approval under or with respect to, any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

2.6           Title to Assets; Intellectual Property Rights.

         (a)          The Company has good and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets, now carried on its books, free of any mortgages, pledges, charges, liens, security interests or other encumbrances.  The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

         (b)          The Company owns or has a valid right to use patents, patent applications, patent right, trade secrets, confidential business information, formula, processes, laboratory notebooks, algorithms, copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights, contract rights with employees, consultants and third parties, trademarks, trademark rights, inventions and discoveries, and all other intellectual property, including, without limitation, all other such rights generally classified as intangible, intellectual property assets in accordance with GAAP (collectively the, “Intellectual Property Rights”) being used to conduct its business as now operated and as now proposed by the Company to be operated and to the best of the Company’s knowledge, the conduct of its business as now operated and as now proposed to be operated does not and will not conflict with or infringe upon the Intellectual Property Rights of others.  To the best of the Company’s knowledge, no claim is pending or threatened against the Company and/or its officers, employees and consultants to the effect that any such Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.

         (c)          The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including its trade secrets and other confidential information.  The Company is and will be the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and such Intellectual Property Rights are valid and in full force and effect.  The Company has not received notice of and, to the best of the Company’s knowledge there are no claims that the Company’s Intellectual Property Rights or the use or ownership thereof by the Company infringes, violates or conflicts with any such right of any third party.

2.7           Taxes.  Except as set forth on Schedule 2.7, the Company has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provision for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been made and are reflected in the Company’s financial statements for all current taxes and other charges to which the Company is subject and which are not currently due and payable.

2.8           Disclosure.  There is no fact within the knowledge of the Company or any of its executive officers which has not been disclosed herein or in writing by them to the Purchaser and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, operations, properties, Intellectual Property Rights, assets or condition, financial or other, of the Company.  Without limiting the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the business, operations, Intellectual Property Rights, affairs or financial condition of the Company.

2.9           Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its respective agents.

      2.10           Capitalization; Status of Capital Stock.  As set forth in Exhibit 2.10, the Capitalization Table and the Subsequent Capitalization Table, and as of the date hereof, the Company had a total authorized capitalization consisting of five hundred million (500,000,000) shares of Common Stock, $0.001 par value, and ten million (10,000,000) shares of preferred stock, $0.001 par value.  As of December 31, 2010, 17,980,000 shares of Common Stock were issued and outstanding, and no shares of preferred stock were outstanding.  No additional shares or warrants were issued by the Company as of December 31, 2010. As of that date, the Company also has for a period of  twenty-four (24) consecutive months from the Company's form 15-C-211 filing with FINRA, an option, outstanding to the Purchaser  that allows the Purchaser to purchase an additional one million shares of Common Stock of the Company,  exercisable at a price that is equal to the public offering price of the Common Stock in a future Form S-1 registration statement, and options outstanding issued to the Company's executives according to the Company's Employee Stock Option Plan (ESOP) that converts into two million shares of Common Stock at par face value ($0.001).  As of that date, the Company also had commitments to issue two hundred thirty-five thousand (235,000) shares of Common Stock in Form S-8. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable.  None of the Company’s outstanding securities or authorized capital stock is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other person.  There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement.  There are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of the Company to which the Company is a party.   The Company does not have outstanding, and has no obligation to grant or issue, any “phantom stock” or other right measured by the profits, revenues or results of operations of the Company or any portion thereof; or any similar rights.

       2.11.           SEC Reports.  The Company has furnished the Purchaser with true and complete copies of its reports on Form 10-QSB for the periods ending on September 30, 2005, Form 8-K dated August 19, 2005, Form 8-K dated January 3, 2006, and Form 8-K dated 12 November 2010(“Current Reports”).  As of their respective filing dates, the Current Reports and all other filings made by the Company under the Securities Exchange Act of 1934, as amended (“1934 Act”) (collectively, “SEC Reports”), will be complied with the requirements of the Act or the 1934 Act, as the case may be, and none of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading

2.12           Books and Records.  The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

2.13           Refusal of Registration.  The parties hereby acknowledge and agree that the Company shall be required, as a term of this contract, to refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, or pursuant to Registration, or another exemption from registration, under the Securities Act.

ARTICLE III
MISCELLANEOUS

3.1.           No Waiver; Cumulative Remedies.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

3.2.           Amendments; Waivers and Consents.  Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if either Party shall obtain consent thereto in writing from the other Party.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.3.           Addresses for Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and can either be sent by facsimile or can be mailed by certified mail, return receipt requested, or delivered against receipt to Company and/or to Purchaser at the addresses for each set forth above.  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

3.4.           Costs; Expenses and Taxes.   Upon execution of this Agreement and with each delivery of the Purchase Price as set forth in 1.3, the Company shall pay no monies in the aggregate, to cover fees and disbursements of counsel to the Purchaser incurred in connection with the negotiation, drafting and completion of the Transaction Documents and all related matters. The Company shall pay any and all stamp, or other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of any securities and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

3.5.           Effectiveness; Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser and the respective successors and assigns.

3.6.           Survival of Representations and Warranties.  All representations and warranties made in the Transaction Documents, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

3.7.           Prior Agreements.  The Transaction Documents executed and delivered in connection herewith constitute the entire agreement between the parties with respect to the subject matter set forth herein and supersede any prior understandings or agreements concerning the subject matter hereof.

3.8.           Severability.  The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Transaction Document and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

3.9.           Governing Law; Venue.  (a)           This Agreement shall be enforced, governed and construed in accordance with the laws of the State of Nevada without giving effect to choice of laws principles or conflict of laws provisions. Any suit, action or proceeding pertaining to this Agreement or any transaction relating hereto shall be brought to the courts of the State of Nevada located in Las Vega and the undersigned hereby irrevocably consents and submits to the jurisdiction of such courts for the purpose of any such suit, action, or proceeding.  Purchaser acknowledges and agrees that venue hereunder shall lie exclusively in Las Vega, Nevada.

(b)           Purchaser hereby waives, and agrees not to assert against the Company, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that the Purchaser is not personally subject to the jurisdiction of the above-named courts, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of any such suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts.

3.10.          Headings.  Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

3.11.          Counterparts.  This Agreement may be executed in any number of counterparts, all of whom taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

3.12.          Further Assurances.  From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Transaction Documents and the Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Andain, Inc. By: /s/ Sam Shlomo Elimelech Sam Shlomo Elimelech, President 1568934 Ontario Limited By: Howard FialkovHoward Fialkov, Managing Director

Schedule 2.4

Litigation: No action, proceeding or governmental inquiry or investigation is pending or to the best of the Company’s knowledge threatened against the Company with regards to the Company its rights assets or activities or against any of the Company’s properties, before any court, arbitration board or tribunal or administrative or other governmental agency, nor is there any basis for the foregoing, related to the Company’s business.  The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

Schedule 2.7

The Company need to reinstate its Nevada corporate registration status and pay the listed fees hereafter

Reinstatement Fee	$300.00
Annual List (due 7/31/2007)
$375.00
Annual List Late Fee	$75.00
Annual List (due 7/31/2008)
$375.00
Annual List Late Fee	$75.00
Annual List (due 7/31/2009)
$375.00
Annual List Late Fee	$75.00
Annual List (due 7/31/2010)
$375.00
Annual List Late Fee	$75.00
Registered Agent Change
$60.00
1 Hour Expedite (Applies to any Registered Agent Changes, List of Officer Filings AND Reinstatements filed for this entity)	$1000.00
2 Hour Expedite (Applies to any Registered Agent Changes, List of Officer Filings AND Reinstatements filed for this entity)	$500.00
24 Hour Expedite (Applies to the List of Officer Filings filed for this entity only)	$125.00
24 Hour Expedite (Applies to Registered Agent Change only)	$25.00
24 Hour Expedite (Applies to Reinstatement and if applicable, the associated Registered Agent Change)	$125.00
Certificate of Good Standing
$50.00
1 Hour Expedite (Applies to Certificate of Good Standing only)	$1000.00
2 Hour Expedite (Applies to Certificate of Good Standing only)	$500.00
4 Hour Expedite (Applies to Certificate of Good Standing only)	$125.00
24 Hour Expedite (Applies to Certificate of Good Standing only)	$125.00
TOTAL*	$2,100.00

Schedule 2.10

Andain Inc. - Cap Table	Todate	December 31, 2010

Shares Issued	Shares	%
Sam + Gai & Companies	15,398,200	85.64%
Howie & Companies	2,201,800	12.25%
Others	380,000	2.11%

Total	17,980,000	100.00%

Options, Warrants and Commitments - Scenario 1
Sam + Gai	2,000,000	ESOP (vested)
Howie & Companies	1,000,000	Investor Warrants
Others	235,000	S-8
Total	3,235,000

Shares on a Fully Diluted Basis
Sam + Gai & Companies	17,398,200	82.01%
Howie & Companies	3,201,800	15.09%
Others	615,000	2.90%
Total	21,215,000	100.00%

Andain Inc. – Subsequent Cap Table Scenario	To-date	December 31, 2010

Shares Issued	Shares	%
Sam + Gai & Companies	14,648,200	79.84%
Howie & Companies	2,201,800	12.00%
Howie & Companies (see note 1)	1,116,667	6.09%
Others	380,000	2.07%

Total	18,346,667	100.00%

Options, Warrants and Commitments - Scenario 1
Sam + Gai	2,000,000	ESOP (vested)
Howie & Companies	1,000,000	Investor Warrants
Others	235,000	S-8
Total	3,235,000

Shares on a Fully Diluted Basis
Sam + Gai & Companies	16,648,200	77.14%
Howie & Companies	4,318,467	20.01%
Others	615,000	2.85%
Total	21,581,667	100.00%

Note 1

200,000	Investment $
0.75	Share Price $
266,667	New shares
750,000	Bonus Shares
100,000	signing bonus
1,116,667	Total Shares
0.18	Price$ Effective Share

Andain S-8 Share Agreements

Service Provider	Amount of Shares	Services Rendered
Brian Faulkner	100,000	Legal Consulting
Zvi Waldman	20,000	Financial Consulting
Ruth Benuzi	15,000	Financial Consulting
Dr. Giled Asseo	80,000	Medical Consulting
Dr. Leonid Luria	20,000	Medical Consulting
Total	235,000